Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

155 N Wacker Drive

Chicago, Illinois 60606-1720

February 1, 2012

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

Re:	AutoNation, Inc.

Registration Statement on Form S-3 (File No. 333-157354)

Ladies and Gentlemen:

We have acted as special counsel to AutoNation, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $350,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2020 (the “Notes”), including the guarantees thereof (the “Guarantees”) by the subsidiary guarantors of the Company listed on Schedule I hereto (the “Guarantors”), which will be issued under the Indenture, dated as of April 14, 2010 (the “Base Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association., as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of the date hereof, to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes and the Guarantees are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-157354) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2009 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Post-Effective Amendment No. 1 thereto, filed on February 23, 2010, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture;

AutoNation, Inc.

February 1, 2012

(c) the certificate of Cheryl Scully, Treasurer and Vice President Investor Relations of the Company, dated the date hereof, setting forth the terms of the Securities issued under the Indenture (the “Company’s Certificate”);

(d) an executed copy of the Underwriting Agreement, dated January 27, 2012 (the “Underwriting Agreement”), among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein;

(e) the form of global certificate evidencing the Notes (the “Note Certificate”) included in the Indenture;

(f) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of December 7, 2011, and by the Assistant Secretary of the Company;

(g) a copy of the Bylaws of the Company, as amended and in effect as of the date hereof, as certified by the Assistant Secretary of the Company; and

(h) copies of certain resolutions of the Board of Directors of the Company, dated February 12, 2009 and November 15, 2011, and resolutions of the Pricing Committee thereof, dated January 27, 2012, as certified by the Assistant Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) only with respect to the Company, the General Corporation Law of the State of Delaware (the “DGCL”), and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein.

AutoNation, Inc.

February 1, 2012

Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

To the extent that the opinions expressed herein relating to the Guarantors are related to matters governed by the laws of the States of Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Illinois, Maryland, Michigan, Minnesota, Nevada, North Carolina, Ohio, Tennessee, Texas, Virginia, Washington or Wyoming, we have relied, without independent verification or investigation of any kind, on the opinion of C. Coleman G. Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company and in such capacity, as counsel to the Guarantors, dated as of the date hereof, which is being filed as Exhibit 5.2 to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement (the “In House Opinion”), and, the opinions set forth below are subject to the respective exceptions, qualifications and assumptions contained in the In House Opinion.

The Indenture and the Note Certificate are referred to herein together as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. When the Note Certificate is duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. When the Note Certificate is issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantees will constitute the valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

AutoNation, Inc.

February 1, 2012

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of Section 9.01 of the Indenture to the extent that such section provides that the obligations of the Guarantors are unconditional irrespective of the validity and enforceability of the Indenture, the Notes or the effect thereof on the opinions herein stated;

(e) we do not express any opinion with respect to the enforceability of the provisions contained in Section 9.02 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture;

(f) in rendering the opinion set forth in paragraph 1 above, we have assumed that the Trustee’s certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee’s authorized officers and that the Note Certificate conforms to the specimen thereof examined by us; and

(g) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company and the Guarantors have complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which the Company or the Guarantors, respectively, is a party; and

(b) neither the execution and delivery by the Company or the Guarantors of the Transaction Agreements to which the Company or the Guarantors, respectively, is a party nor the performance by the Company or the Guarantors of their respective obligations under the

AutoNation, Inc.

February 1, 2012

Transaction Agreements to which the Company or the Guarantors, respectively, is a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any of the Guarantors or their respective property is subject , (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any of the Guarantors or their respective properties is subject, (iii) violates or will violate any law, rule or regulation to which the Company or any of the Guarantors or their respective properties is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

GUARANTORS

7 Rod Real Estate North, a Limited Liability Company
7 Rod Real Estate South, a Limited Liability Company
Abraham Chevrolet-Miami, Inc.
Abraham Chevrolet-Tampa, Inc.
ACER Fiduciary, Inc.
Al Maroone Ford, LLC
Albert Berry Motors, Inc.
Allison Bavarian
Allison Bavarian Holding, LLC
All-State Rent A Car, Inc.
American Way Motors, Inc.
AN Cadillac of WPB, LLC
AN Central Region Management, LLC
AN Chevrolet - Arrowhead, Inc.
AN CJ Valencia, Inc.
AN Collision Center of Addison, Inc.
AN Collision Center of Las Vegas, Inc.
AN Collision Center of North Houston, Inc.
AN Collision Center of Tempe, Inc.
AN Corporate Management Payroll Corp.
AN Corpus Christi Chevrolet, LP
AN Corpus Christi GP, LLC
AN Corpus Christi Imports Adv. GP, LLC
AN Corpus Christi Imports Adv., LP
AN Corpus Christi Imports GP, LLC
AN Corpus Christi Imports II GP, LLC
AN Corpus Christi Imports II, LP
AN Corpus Christi Imports, LP
AN Corpus Christi Motors, Inc.
AN Corpus Christi T. Imports GP, LLC
AN Corpus Christi T. Imports, LP
AN County Line Ford, Inc.
AN Dealership Holding Corp.
AN F. Imports of Atlanta, LLC
AN F. Imports of Hawthorne Holding, LLC
AN F. Imports of Hawthorne, Inc.
AN F. Imports of North Denver, Inc.
AN F. Imports of North Phoenix, Inc.
AN F. Imports of Roseville Holding, LLC

AN F. Imports of Roseville, Inc.
AN F. Imports of Seattle, Inc.
AN F. Imports of Sterling, LLC
AN Florida Region Management, LLC
AN Fort Myers Imports, LLC
AN Fremont Luxury Imports, Inc.
AN H. Imports of Atlanta, LLC
AN Imports of Ft. Lauderdale, Inc.
AN Imports of Seattle, Inc.
AN Imports of Spokane, Inc.
AN Imports of Stevens Creek, Inc.
AN Imports of Stevens Creek Holding, LLC
AN Imports on Weston Road, Inc.
AN Luxury Imports GP, LLC
AN Luxury Imports Holding, LLC
AN Luxury Imports of Coconut Creek, Inc.
AN Luxury Imports of Palm Beach, Inc.
AN Luxury Imports of Pembroke Pines, Inc.
AN Luxury Imports of Phoenix, Inc.
AN Luxury Imports of San Diego, Inc.
AN Luxury Imports of Sanford, Inc.
AN Luxury Imports of Sarasota, Inc.
AN Luxury Imports of Spokane, Inc.
AN Luxury Imports of Tucson, Inc.
AN Luxury Imports, Ltd.
AN Motors of Brooksville, Inc.
AN Motors of Dallas, Inc.
AN Motors of Delray Beach, Inc.
AN Motors of Englewood, Inc.
AN Motors of Memphis, Inc.
AN Motors of Scottsdale, LLC
AN Pontiac GMC Houston North GP, LLC
AN Pontiac GMC Houston North, LP
AN Seattle Motors, Inc.
AN Subaru Motors, Inc.
AN T. Imports of Atlanta, LLC
AN Texas Region Management, Ltd.
AN Tucson Imports, LLC
AN West Central Region Management, LLC
AN Western Region Management, LLC
AN/CF Acquisition Corp.
AN/GMF, Inc.

AN/KPBG Motors, Inc.
AN/MF Acquisition Corp.
AN/MNI Acquisition Corp.
AN/PF Acquisition Corp.
Anderson Chevrolet
Anderson Chevrolet Los Gatos, Inc.
Anderson Cupertino, Inc.
Appleway Chevrolet, Inc.
Atrium Restaurants, Inc.
Auto Ad Agency, Inc.
Auto Car Holding, LLC
Auto Car, Inc.
Auto Holding, LLC
Auto Mission Holding, LLC
Auto Mission Ltd.
Auto West, Inc.
Autohaus Holdings, Inc.
AutoNation Benefits Company, Inc.
AutoNation Corporate Management, LLC
AutoNation Dodge of Pembroke Pines, Inc.
AutoNation Enterprises Incorporated
AutoNation Financial Services, LLC
AutoNation Fort Worth Motors, Ltd.
AutoNation GM GP, LLC
AutoNation Holding Corp.
AutoNation Imports of Katy GP, LLC
AutoNation Imports of Katy, L.P.
AutoNation Imports of Lithia Springs, Inc.
AutoNation Imports of Longwood, Inc.
AutoNation Imports of Palm Beach, Inc.
AutoNation Imports of Winter Park, Inc.
AutoNation Motors Holding Corp.
AutoNation Motors of Lithia Springs, Inc.
AutoNation North Texas Management GP, LLC
AutoNation Northwest Management, LLC
AutoNation Orlando Venture Holdings, Inc.
AutoNation Realty Corporation
AutoNation USA of Perrine, Inc.
AutoNation V. Imports of Delray Beach, LLC
AutoNationDirect.com, Inc.
Bankston Auto, Inc.
Bankston Chrysler Jeep of Frisco, L.P.

Bankston CJ GP, LLC
Bankston Ford of Frisco, Ltd. Co.
Bankston Nissan in Irving, Inc.
Bankston Nissan Lewisville GP, LLC
Bankston Nissan Lewisville, Ltd.
Bargain Rent-A-Car
Batfish, LLC
BBCSS, Inc.
Beach City Chevrolet Company, Inc.
Beach City Holding, LLC
Beacon Motors, Inc.
Bell Dodge, L.L.C.
Bengal Motor Company, Ltd.
Bengal Motors, Inc.
Bill Ayares Chevrolet, LLC
Bledsoe Dodge, LLC
Bob Townsend Ford, Inc.
Body Shop Holding Corp.
BOSC Automotive Realty, Inc.
Brown & Brown Chevrolet - Superstition Springs, LLC
Brown & Brown Chevrolet, Inc.
Brown & Brown Nissan Mesa, LLC
Brown & Brown Nissan, Inc.
Buick Mart Limited Partnership
Bull Motors, LLC
C. Garrett, Inc.
Carlisle Motors, LLC
Carwell Holding, LLC
Carwell, LLC
Cerritos Body Works Holding, LLC
Cerritos Body Works, Inc.
Champion Chevrolet Holding, LLC
Champion Chevrolet, LLC
Champion Ford, Inc.
Charlie Hillard, Inc.
Charlie Thomas Chevrolet GP, LLC
Charlie Thomas Chevrolet, Ltd.
Charlie Thomas Chrysler-Plymouth, Inc.
Charlie Thomas’ Courtesy Ford, Ltd.
Charlie Thomas’ Courtesy GP, LLC
Charlie Thomas Courtesy Leasing, Inc.
Charlie Thomas F. GP, LLC

Charlie Thomas Ford, Ltd.
Chesrown Auto, LLC
Chesrown Chevrolet, LLC
Chesrown Collision Center, Inc.
Chesrown Ford, Inc.
Chevrolet World, Inc.
Chuck Clancy Ford of Marietta, LLC
CJ Valencia Holding, LLC
Coastal Cadillac, Inc.
Consumer Car Care Corporation
Contemporary Cars, Inc.
Cook-Whitehead Ford, Inc.
Corporate Properties Holding, Inc.
Costa Mesa Cars Holding, LLC
Costa Mesa Cars, Inc.
Courtesy Auto Group, Inc.
Courtesy Broadway, LLC
Covington Pike Motors, Inc.
CT Intercontinental GP, LLC
CT Intercontinental, Ltd.
CT Motors, Inc.
D/L Motor Company
Deal Dodge of Des Plaines, Inc.
Dealership Properties, Inc.
Dealership Realty Corporation
Desert Buick-GMC Trucks, L.L.C.
Desert Chrysler-Plymouth, Inc.
Desert Dodge, Inc.
Desert GMC, L.L.C.
Dobbs Ford of Memphis, Inc.
Dobbs Ford, Inc.
Dobbs Mobile Bay, Inc.
Dobbs Motors of Arizona, Inc.
Dodge of Bellevue, Inc.
Don Mealey Chevrolet, Inc.
Don Mealey Imports, Inc.
Don-A-Vee Jeep Eagle, Inc.
Driver’s Mart Worldwide, Inc.
Eastgate Ford, Inc.
Ed Mullinax Ford, LLC
Edgren Motor Company, Inc.
Edgren Motor Holding, LLC

El Monte Imports Holding, LLC
El Monte Imports, Inc.
El Monte Motors Holding, LLC
El Monte Motors, Inc.
Elmhurst Auto Mall, Inc.
Emich Chrysler Plymouth, LLC
Emich Dodge, LLC
Emich Oldsmobile, LLC
Emich Subaru West, LLC
Empire Services Agency, Inc.
Financial Services GP, LLC
Financial Services, Ltd.
First Team Automotive Corp.
First Team Ford of Manatee, Ltd.
First Team Ford, Ltd
First Team Imports, Ltd.
First Team Jeep Eagle, Chrysler-Plymouth, Ltd.
First Team Management, Inc.
First Team Premier, Ltd.
Fit Kit Holding, LLC
Fit Kit, Inc.
Florida Auto Corp.
Ford of Garden Grove Limited Partnership
Ford of Kirkland, Inc.
Fox Chevrolet, LLC
Fox Imports, LLC
Fox Motors, LLC
Fred Oakley Motors, Inc.
Fremont Luxury Imports Holding, LLC
Ft. Lauderdale Nissan, Inc.
G.B. Import Sales & Service Holding, LLC
G.B. Import Sales & Service, LLC
Gene Evans Ford, LLC
George Sutherlin Nissan, LLC
Government Boulevard Motors, Inc.
Gulf Management, Inc.
Hayward Dodge, Inc.
Hillard Auto Group, Inc.
Hollywood Imports Limited, Inc.
Hollywood Kia, Inc.
Horizon Chevrolet, Inc.
House of Imports Holding, LLC

House of Imports, Inc.
Houston Auto M. Imports Greenway, Ltd.
Houston Auto M. Imports North, Ltd.
Houston Imports Greenway GP, LLC
Houston Imports North GP, LLC
Irvine Imports Holding, LLC
Irvine Imports, Inc.
Irvine Toyota/Nissan/Volvo Limited Partnership
Jemautco, Inc.
Jerry Gleason Chevrolet, Inc.
Jerry Gleason Dodge, Inc.
Jim Quinlan Chevrolet Co.
Joe MacPherson Ford
Joe MacPherson Imports No. I
Joe MacPherson Infiniti
Joe MacPherson Infiniti Holding, LLC
Joe MacPherson Oldsmobile
John M. Lance Ford, LLC
J-R Advertising Company
J-R Motors Company North
J-R Motors Company South
JRJ Investments, Inc.
J-R-M Motors Company Northwest, LLC
Kenyon Dodge, Inc.
King’s Crown Ford, Inc.
L.P. Evans Motors WPB, Inc.
L.P. Evans Motors, Inc.
Lance Children, Inc.
Leesburg Imports, LLC
Leesburg Motors, LLC
Les Marks Chevrolet, Inc.
Lew Webb’s Ford, Inc.
Lew Webb’s Irvine Nissan Holding, LLC
Lew Webb’s Irvine Nissan, Inc.
Lewisville Imports GP, LLC
Lewisville Imports, Ltd.
Lexus of Cerritos Limited Partnership
Lot 4 Real Estate Holdings, LLC
MacHoward Leasing
MacHoward Leasing Holding, LLC
MacPherson Enterprises, Inc.
Magic Acquisition Corp.

Magic Acquisition Holding, LLC
Marks Family Dealerships, Inc.
Marks Transport, Inc.
Maroone Chevrolet Ft. Lauderdale, Inc.
Maroone Chevrolet, LLC
Maroone Dodge, LLC
Maroone Ford, LLC
Maroone Management Services, Inc
MC/RII, LLC
Mealey Holdings, Inc.
Mechanical Warranty Protection, Inc.
Metro Chrysler Jeep, Inc.
Midway Chevrolet, Inc.
Mike Hall Chevrolet, Inc.
Mike Shad Chrysler Plymouth Jeep Eagle, Inc.
Mike Shad Ford, Inc.
Miller-Sutherlin Automotive, LLC
Mission Blvd. Motors, Inc.
Mr. Wheels Holding, LLC
Mr. Wheels, Inc.
Mullinax East, LLC
Mullinax Ford North Canton, Inc.
Mullinax Ford South, Inc.
Mullinax Lincoln Mercury, Inc.
Mullinax Used Cars, Inc.
Naperville Imports, Inc.
Newport Beach Cars Holding, LLC
Newport Beach Cars, LLC
Nichols Ford, Ltd.
Nichols GP, LLC
Nissan of Brandon, Inc.
Northpoint Chevrolet, LLC
Northpoint Ford, Inc.
Northwest Financial Group, Inc.
Ontario Dodge, Inc.
Oxnard Venture Holdings, Inc.
Payton-Wright Ford Sales, Inc.
Peyton Cramer Automotive
Peyton Cramer Automotive Holding, LLC
Peyton Cramer F. Holding, LLC
Peyton Cramer Ford
Peyton Cramer Infiniti

Peyton Cramer Infiniti Holding, LLC
Peyton Cramer Jaguar
Peyton Cramer Lincoln-Mercury
Peyton Cramer LM Holding, LLC
Pierce Automotive Corporation
Pierce, LLC
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.
Plains Chevrolet GP, LLC
Plains Chevrolet, Ltd.
PMWQ, Inc.
PMWQ, Ltd.
Port City Imports, Inc.
Prime Auto Resources, Inc.
Quality Nissan GP, LLC
Quality Nissan, Ltd.
Quinlan Motors, Inc.
R. Coop Limited
R.L. Buscher II, Inc.
R.L. Buscher III, Inc.
Real Estate Holdings, Inc.
Republic DM Property Acquisition Corp.
Republic Resources Company
Republic Risk Management Services, Inc.
Resources Aviation, Inc.
RI Merger Corp.
RI/BB Acquisition Corp.
RI/BBNM Acquisition Corp
RI/BRC Real Estate Corp.
RI/DM Acquisition Corp.
RI/Hollywood Nissan Acquisition Corp.
RI/LLC Acquisition Corp.
RI/LLC-2 Acquisition Corp.
RI/RMC Acquisition GP, LLC
RI/RMC Acquisition, Ltd.
RI/RMP Acquisition Corp.
RI/RMT Acquisition GP, LLC
RI/RMT Acquisition, Ltd.
RI/WFI Acquisition Corporation
RKR Motors, Inc.
Roseville Motor Corporation
Roseville Motor Holding, LLC
Sahara Imports, Inc.

Sahara Nissan, Inc.
Saul Chevrolet Holding, LLC
SCM Realty, Inc.
Shamrock F. Holding, LLC
Shamrock Ford, Inc.
Six Jays LLC
SMI Motors Holding, LLC
SMI Motors, Inc.
Smythe European Holding, LLC
Smythe European, Inc.
Southwest Dodge, LLC
Spitfire Properties, Inc.
Star Motors, LLC
Steakley Chevrolet GP, LLC
Steakley Chevrolet, Ltd.
Steeplechase Motor Company
Steve Moore Chevrolet Delray, LLC
Steve Moore Chevrolet, LLC
Steve Moore’s Buy-Right Auto Center, Inc.
Stevens Creek Holding, LLC
Stevens Creek Motors, Inc.
Sunrise Nissan of Jacksonville, Inc.
Sunrise Nissan of Orange Park, Inc.
Sunset Pontiac-GMC Truck South, Inc.
Sunset Pontiac-GMC, Inc.
Superior Nissan, Inc.
Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC
Sutherlin H. Imports, LLC
Sutherlin Imports, LLC
Sutherlin Nissan, LLC
Sutherlin Town Center, Inc.
Tartan Advertising, Inc.
Tasha Incorporated
Taylor Jeep Eagle, LLC
Terry York Motor Cars Holding, LLC
Terry York Motor Cars, Ltd.
Texan Ford Sales, Ltd.
Texan Ford, Inc.
Texan Sales GP, LLC
Texas Management Companies LP, LLC
The Consulting Source, Inc.
The Pierce Corporation II, Inc.

Tinley Park A. Imports, Inc.
Tinley Park J. Imports, Inc.
Tinley Park V. Imports, Inc.
Torrance Nissan Holding, LLC
Torrance Nissan, LLC
Tousley Ford, Inc.
Toyota Cerritos Limited Partnership
Triangle Corporation
T-West Sales & Service, Inc.
Valencia B. Imports Holding, LLC
Valencia B. Imports, Inc.
Valencia Dodge
Valencia Dodge Holding, LLC
Valencia H. Imports Holding, LLC
Valencia H. Imports, Inc.
Valley Chevrolet, LLC
Vanderbeek Motors Holding, LLC
Vanderbeek Motors, Inc.
Vanderbeek Olds/GMC Truck, Inc.
Vanderbeek Truck Holding, LLC
Village Motors, LLC
Vince Wiese Chevrolet, Inc.
Vince Wiese Holding, LLC
W.O. Bankston Nissan, Inc.
Wallace Dodge, LLC
Wallace Ford, LLC
Wallace Lincoln-Mercury, LLC
Wallace Nissan, LLC
Webb Automotive Group, Inc.
West Colton Cars, Inc.
West Side Motors, Inc.
Westgate Chevrolet GP, LLC
Westgate Chevrolet, Ltd.
Westmont A. Imports, Inc.
Westmont B. Imports, Inc.
Westmont M. Imports, Inc.
Woody Capital Investment Company II
Woody Capital Investment Company III
Working Man’s Credit Plan, Inc.